UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2004

____________________________________________

RENOVO HOLDINGS

(Exact name of registrant as specified in charter)

___________________________________________

Nevada	000-49634	88-0475756
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1111 N. Orlando Ave.
Winter Park, Florida	32789
(Address of Principal Executive Office)	(Zip Code)

(407) 435-3959

(Registrant's Executive Office Telephone Number)

FORTIS ENTERPRISES

(Former name, if changed since last report)

ITEM 5. OTHER EVENTS

Annual Meeting of Shareholders

        We held our annual meeting of stockholders on June 11, 2004. Business conducted at the meeting included the following proposals:

  To elect a new director to serve until the next annual meeting or until his successors are elected and qualified; Mr. Carnes was re-elected to serve as our sole director.

  To amend our Articles of Incorporation to change our name to Renova Holdings;

  To amend our Articles of Incorporation to increase our capitalization to 500,000,000 shares of common stock;

  To confirm the reaffirmation of Beckstead & Watts LLP as our independent auditors;

  To schedule the next annual meeting of stockholders.

        Each share of Common Stock was entitled to one vote. Only stockholders of record at the close of business on May 28, 2004, were entitled to vote. The number of outstanding shares at the time was 67,701,793 held by approximately 45 stockholders. The required quorum of stockholders was present at this meeting.

Name Change and Increase in Capital

        On June 14, 2004, we amended our Articles of Incorporation to change our name from Fortis Enterprises to Renovo Holdings and to increase our authorized capital to 500,000,000 shares of common stock, $0.001 par value per share. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.

OTC:BB Symbol Change

        On June 21, 2004, in conjunction with the name change referenced above, our OTC:BB symbol changed to "RNVO".

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

3    Certificate of Amendment

______

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                        RENOVO HOLDINGS

                                                                                                        By: /S/Stephen W. Carnes

                                                                                                              Stephen W. Carnes, President

Date: June 29, 2004